UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 1, 2006

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation or organization)	( I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, zip code)

(510) 668-7000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT:

ITEM 1.01 Entry Into a Material Definitive Agreement

Ericsson, Inc. v. Vicor Corporation and Exar Corporation; Vicor Corporation v. Exar Corporation, Rohm Device, U.S.A., LLC and Rohm Co., Ltd. (San Diego County Superior Court Case Number GIC 829632)

On December 1, 2006, the Company and Rohm Device, U.S.A., LLC and Rohm Co., Ltd. (Rohm entities collectively “Rohm”), on the one hand, and Ericsson, Inc. (“Ericsson”), on the other hand, entered into a settlement agreement. The settlement agreement is a partial “sliding scale” agreement. Under the settlement agreement, the Company and Rohm must make a non-refundable payment of $1 million to Ericsson that is to be split equally between the Company and Rohm. The Company’s insurance providers will pay the Company’s share of the $1 million payment. The Company and Rohm also have agreed to make an additional contingent payment to Ericsson up to a maximum of $13 million that depends on the amount that Ericsson recovers from Vicor. The additional contingent payment is also to be split equally between the Company and Rohm, and the Company’s insurance providers will pay a portion of the Company’s share of any such payment. For the contingent payment, the Company and Rohm will not make any additional contingent payment if Ericsson obtains a judgment against Vicor (excluding interest, costs, and attorneys’ fees, and before any offset is applied) of $16 million. If the judgment is in favor of Vicor, the Company and Rohm will pay the maximum amount of the additional contingent payment. The additional contingent payment scales downward from $13 million for every dollar that Ericsson obtains in a judgment against Vicor between zero and $16 million. The Company and Rohm will not make any additional contingent payment if Ericsson settles or otherwise voluntarily dismisses its action against Vicor. Ericsson will grant releases to the Company and Rohm, and dismiss its direct claims against the Company. The settlement agreement is contingent on a finding of good faith by the court. A finding of good faith by the court will cut off Vicor’s indemnity rights against the Company. The motion for good faith determination is presently set for hearing on January 12, 2007. Neither the settlement agreement nor a good faith finding by the court resolve any indemnity rights that Vicor may have relating to its customers other than Ericsson or the related declaratory relief action between the Company and Vicor captioned Exar Corporation v. Vicor Corporation; Vicor Corporation v. Exar Corporation, Rohm Device, U.S.A., LLC and Rohm Co., Ltd. (San Diego County Superior Court Case Number GIC 871121; formerly Santa Clara County Superior Court Case Number 105-CV-036737).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EXAR CORPORATION

By:	/S/ ROUBIK GREGORIAN	Date: December 6, 2006
Roubik Gregorian
Chief Executive Officer, President
and Director (Principal Executive Officer)